UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 0-7900

Texas	74-2962475
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	73712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Life Partners Holdings, Inc. (“We”) are filing this Form 8-K with the Securities and Exchange Commission (the “Commission”) in response to a comment letter issued by the Staff of the Commission. The comment letter noted that we had not filed a Form 8-K with the disclosures required under Item 4.02(a) regarding our decision to restate our Consolidated Financial Statements for fiscal 2010, which were contained within the Form 10-K for the fiscal year ended February 29, 2012, filed by us on May 11, 2012.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 21, 2011, our Audit Committee, upon the recommendation of management, determined that our audited consolidated financial statements for the fiscal years ended February 28, 2009 (the “YE 2009 Financial Statements”) and February 28, 2010 (the “YE 2010 Financial Statements”), and our unaudited consolidated condensed financial statements for the quarters ended May 31, 2010 (the “1Q 2010 Financial Statements”), and August 31, 2010 (the “2Q 2010 Financial Statements”), should be restated. We also concluded that our YE 2009 Financial Statements and YE 2010 Financial Statements and our 1Q 2010 Financial Statements and 2Q 2010 Financial Statements should no longer be relied upon. The YE 2009 Financial Statements and YE 2010 Financial Statements were restated in our Form 10-K for the year ended February 28, 2011, which was filed on November 22, 2011. The 1Q 2010 Financial Statements were restated in our Form 10-Q for the three months ended May 31, 2011, which was filed on November 25, 2011. The 2Q 2010 Financial Statements were restated in our Form 10-Q for the three and six months ended August 31, 2011, which was filed on November 28, 2011.

A discussion of these conclusions was presented in our Form 10-K for the fiscal year ended February 28, 2011, which also contained a discussion of our remediation plan.

Our management and our Audit Committee discussed the matters disclosed in this Item 4.02 with Whitley & Penn LLP, our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 25, 2013	Life Partners Holdings, Inc.

	By:	/s/ Colette Pieper
Colette Pieper Principal Financial Officer